                                                                                                                              March 4, 2002

Cadapult Graphic Systems, Inc.
40 Boroline Road
Allendale, New Jersey 07401

Ladies and Gentlemen:

        We have acted as counsel to Cadapult Graphic Systems, Inc., a Delaware corporation (the “Company”), in connection with the registration of 5,872,138 shares of the Company’s common stock, par value $.001 per share (the “Shares”), pursuant to a Registration Statement on Form SB-2 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date of this letter. Such Shares will be sold from time to time by the selling stockholders named in the Registration Statement (the “Selling Stockholders”).

        As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

        Based upon the foregoing, we are of the opinion that the Shares to be registered for sale by the Selling Stockholders have been duly authorized by the Company, are validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

                                                                                                                              /s/ Law Offices of Dan Brecher
                                                                                                                              Law Offices of Dan Brecher